Exhibit 10.14

                                   EMPLOYMENT
                                    AGREEMENT

      AGREEMENT made as of the 1st day of February 2002 between INTELLI-CHECK, INC. ("Company"), a Delaware Corporation having an office at 246 Crossways Park West, Woodbury, N.Y. 11797and FRANK MANDELBAUM ("Employee"), residing at 400 East 84th Street, New York, NY 10028.

      WHEREAS, Employee is currently employed as Chairman-CEO pursuant to an Employment Agreement dated January 1, 1999 and which expired on December 31, 2001.

      WHEREAS, Company and Employee wish to enter into a new Employment Agreement pursuant to which Employee will continue as Chairman-CEO of the Company.

      NOW, THEREFORE, in consideration of the respective agreements hereinafter set forth, the parties agree as follows:

                                    Article I

                                   Employment


1.01 Term. Company hereby employs Employee, and Employee hereby accepts employment with Company (including also employment by, and in connection with the business activities of any of Company's affiliates, subsidiaries and related corporations), in the position and with the duties hereinafter set forth, for a period (the "term") retroactive to January 1, 2002 and ending December 31, 2004 subject, however, to earlier termination in accordance with the provisions of this Agreement.

                                   Article II

                                     Duties

2.01 General. Employee shall be the Chief Executive Officer of the Company and shall perform such executive duties as may from time to time be assigned to him by Company's Board of Directors. If so elected or appointed, Employee shall also serve without additional compensation as a director and/or officer of the Company or any of its subsidiaries.

2.02 Performance. During the term of his employment, Employee shall devote substantially all his business time, best efforts and attention to the business, operations and affairs of Company and the performance of his duties hereunder provided, however, that during the term of his employment, Employee may work for a non-competitive Company so long as he devotes substantially all of his business time, best efforts and attention to the business operations and affairs of the Company and the performance of his duties hereunder.

2.03 Employee's Representations. Employee represents and warrants to and agrees with Company that:

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      (a)   Neither the execution nor  performance by Employee of this Agreement is prohibited by or constitutes or will constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Employee is or has been a party or by which he is bound.

      (b) Neither Employee nor any business or entity in which he has any interest or from which he receives any payments has, directly or indirectly, any interest of any kind in or is entitled to receive, and neither Employee nor any such business or entity shall accept, from any person, firm, corporation or other entity doing business with Company any payments of any kind on account of any services performed by Employee during the term of his employment.

                                   Article III

                        Compensation and Related Matters

3.01(a) Fixed Salary. As compensation for Employee's services Company shall pay Employee a salary of $250,000 per annum (the "Fixed Salary").

3.01(b) The Employee shall have the right at his election; to receive compensation in the form of the Company's restricted Common Stock. Such Stock shall be valued at fifty percent (50%) of the closing bid price of the Company's Common Stock as quoted on NASDAQ/NMS (or other established exchange) as of the date of the Employee's election. Such election may be for all or part of the Employee's Compensation. At the beginning of each quarter, Employee shall give the Company notice of his election to exercise his option to receive restricted Common Stock in lieu of cash compensation.

3.01(c) Fixed Salary Adjustment. The fixed salary may not be decreased hereunder during the term of this agreement, but may be increased upon review by and within the sole discretion of the Company's Board of Directors.

3.01(d) Bonus. Employee shall be entitled to receive bonus compensation in an amount as approved by the Company's Board of Directors based upon performance criteria as may be established by the Compensation Committee from time to time. Such bonuses may be in the form of cash or the Company's restricted stock.

3.02 Expenses. Company shall pay or reimburse Employee for all reasonable travel, hotel, entertainment and other business expenses incurred in the performance of Employee's duties upon submission of appropriate vouchers and other supporting data therefore.

3.03 Stock Options. The Company shall issue Employee 350,000 stock options under the following terms and conditions: All options shall be granted at an exercise price of $12.10 per share, the closing price of the Company's stock on February 1, 2002 (the date this was approved by the Company's compensation committee). 125,000 options shall be issued immediately pursuant to the Company's 2001 Stock Option Plan and the remaining 225,000 options shall be granted outside the plan and shall contain a provision to be included in any future registration statements or inclusion in


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         any future Stock Option plans. The remaining 225,000 options shall vest at the rate of 75,000 per year on December 31 2002, 2003 and 2004. In the event of a change in control as defined in 4.05 hereafter, all unvested options under this agreement shall vest. In the event of termination of employment for cause, Employee's right to receive stock options hereunder shall terminate as of the effective date of such termination. Employee shall enter into a stock option agreement with Company, substantially in the form of Exhibit A attached hereto,

3.04 Benefits. Employee shall be entitled to (i) participate in all general pension, profit-sharing, life, medical, disability and other insurance and employee benefit plans and programs at any time in effect for executive employees of Company, provided, however, that nothing herein shall obligate Company to establish or maintain any employee benefit plan or program, whether of the type referred to in this clause (i) or otherwise, and (ii) four (4) weeks vacation during each twelve month period of employment at mutually agreeable times. Employee shall be entitled to the use of a Company vehicle, however, Employee may elect to provide his own vehicle and if such election is made, Company agrees to pay Employee One Thousand Two Hundred and Fifty Dollars ($1,500) per month to cover cost of the vehicle, insurance, repairs and other expenses, pertaining thereto.

                                   Article IV

                    Termination for Cause; Disability; Death

4.01 For Cause. Company shall have the right to terminate the employment of Employee hereunder at any time for Cause (as hereinafter defined) without prior notice (except as otherwise hereinafter provided). For purposes of this Agreement "Cause" shall mean and include the occurrence of any of the following acts or events by or relating to the
         Employee: (i) any material misrepresentation by Employee in this Agreement; (ii) any material breach of any obligations of Employee under this Agreement which remains uncured for more than twenty (20) days after written notice thereof by Company to Employee or if the default is such that it cannot be cured within such 20-day period, upon said breach; (iii) habitual insobriety or substance abuse of Employee while performing his duties hereunder; (iv) theft of embezzlement from Company or any other material acts of dishonesty; (v) repeated insubordination respecting reasonable orders or directions of Company's Board of Directors; (vi) conviction of a crime (other than traffic violations and minor misdemeanors) or (vii) if Employee becomes the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or state securities laws or Federal commodities. In the event of termination for Cause, Employee's fixed salary shall terminate as of the effective date of termination of employment.

4.02 Without Cause. Company may not terminate the employment of Employee, except for Cause not withstanding Article IV; Section 4.01 of Company's by-laws.

4.03 Disability. If Employee, by reason of illness, mental or physical incapacity or other disability, is unable to perform his regular duties hereunder (as may be determined


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         by the  Board of  Directors),  Company  shall  continue  to pay half of
         Employee's salary for the balance of the term of this Agreement, provided, however, in the event Employee recovers from any such illness, mental or physical incapacity or other disability (as may be determined by an independent physician to which Employee shall make himself available for examination at the reasonable request of the Board of Directors), Employee shall immediately resume his regular duties hereunder. Any payments to Employee under any disability insurance or plan maintained by Company shall be applied against and shall reduce the amount of the salary payable by Company under this Agreement. If at any time during the year the Employee has suffered a complete and total disability, defined as the inability to perform his/her duties from any location, then the provisions of paragraph 3.03 shall be pro-rated so as not to provide for incentive compensation for the period of complete and total disability.

4.04 Death. In the event of Employee's death, Company shall continue to pay half of the Employee's Fixed Salary for the balance of the term of this Agreement to Employee's surviving spouse, provided, however, that, if Company is the beneficiary of life insurance on Employee's life, it shall use the proceeds of such insurance promptly upon the receipt thereof to prepay (in inverse order to maturity), half of the Fixed Salary remaining to be paid discounted to present value using an assumed interest rate of 8% per annum. Company shall have the right (but not the obligation) to obtain a life insurance policy on Employee's life. The proceeds of any such life insurance policy shall be payable to Company. Employee shall cooperate with Company and use his best efforts in all respects and regard to obtaining a life insurance policy, including, without limitation, undergoing a physical examination upon reasonable request.

4.05 Change of Control. If during the term of this Agreement, there shall occur a Change of Control, Employee may terminate his employment hereunder for Good Reason (as in hereinafter defined) at any time during the term of this Agreement in which case he shall be entitled to receive a payment equal to 2.99 times Employee's average annual compensation paid by Company (including bonuses, if any) during the three years preceding the date of termination (the "Severance Payment"), provided, however, that such Severance Payment shall be reduced if and only to the extent necessary to avoid the imposition of an excise tax on such Severance Payment under Section 4999 of the Internal Revenue Code of 1986, as amended. The Severance Payment shall be payable to Employee on the date of termination as follows:

        (i) an amount equal to three months Fixed Salary at the rate prevailing on the date of termination, provided, however, that such amount shall be reduced if three times such amount would cause Company to be in default of any of its convenants to any of its lenders, in which event the amount payable to Employee shall be reduced so that three times such amount would not cause such default; and

        (ii) the balance remaining after the payment set forth in (i) above shall be paid by Company by issuing to Employee that number of its unregistered common shares as shall equal the balance divided by $12.10


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        For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred on the first day on which a majority of the Directors of the Company do not consist of individuals recommended by Employee, and one outside Director of the Company or if the Company is sold.

        For purposes of this Agreement, "Good Reason: shall mean any of the following (without Employee's express prior written consent):

        (a) The assignment to Employee by Company of duties inconsistent with Employee's then positions, duties, responsibilities, titles or offices or any reduction in his duties or responsibilities or any removal of Employee from or any failure to re-elect Employee to any of such positions, except in connection with the termination of Employee's employment for Cause, or disability (as described in Section 4.03 herein) or as a result of Employee's death or by termination of employment by Employee other than for Good Reason, however, nothing herein prevents the current Board from exercising its right to elect officers.

        (b)     A  relocation  of  Company's  principal  executive  offices to a location greater than 50 miles from the current operating address of the Company or the Company requiring Employee to be based anywhere other than the location at which Employee on the date hereof performs Employee's duties, except for required travel on Company's business to an extent substantially consistent with Employee's business travel obligations on the date hereof or any adverse change in the office assignment or secretarial and other support accorded to Employee on the date hereof;

        (c) A failure by Company to continue in effect any benefit or compensation plan (including any pension, profit-sharing, bonus, life, medical, disability and other insurance and employee benefit plans and programs) in which Employee is then participating or plans providing Employee with substantially similar benefits or the taking of any action by Company which would adversely affect Employee's participation in or reduce Employee's benefits under any of such plans;

        (d) The taking of any action by Company which would deprive Employee of any material fringe benefit enjoyed by Employee on the date hereof;

        (e) The failure by Company to obtain the specific assumption of this Agreement by any successor or assign of Company or any person acquiring substantially all of Company's assets;

        (f)     Any  material   breach  by  Company  of  any  provision  of  the
                Agreement.

4.06 Registration of Common Shares. Employee shall have the right to require Company to file one registration statement for, or otherwise register, all and not less than all of the common shares received pursuant to
        Section 4.05 (ii) provided that he notifies Company of his desire to have these shares registered herein within 45 days of the end of the Company's fiscal year. Company agrees to use its best efforts to register these shares at its own cost and expense. Employee recognizes that Company may include these shares together with other shares in any registration statement.


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                                    Article V

                    Confidential Information; Non-Competition

5.01 Confidential Information. Employee shall not, at any time during or following termination or expiration of the term of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except in the regular course of Company's business), or appropriate, use or cause, permit or induce any person to appropriate or use, any proprietary, secret or confidential information of Company including, without limitation, knowledge or information relating to its trade secrets, business methods, the names or requirements of customers or the prices, credit or other terms extended to its customers, all of which Employee agrees are and will be of great value to Company and shall at all times be kept confidential. Upon termination or expiration of this Agreement, Employee shall promptly deliver or return to Company all materials of a proprietary, secret or confidential nature relating to Company together with any other property of Company which may have theretofore been delivered to or may be in possession of Employee.

5.02 Non-Competition. During the term of this Agreement and for a period of two years after the sooner of the expiration date of this Agreement or the date when Employee ceases to be employed by Company as a result of either a voluntary termination of his employment or a termination for cause, Employee shall not, within the United States, its territories and/or, possessions and countries in which the Company does business, without the prior written consent of Company in each instance , directly or indirectly, in any manner or capacity, whether for himself or any other person and whether as proprietor, principal, owner, shareholder, partner, investor, director, officer, employee, representative, distributor consultant, independent contractor or otherwise engage or have any interest in any entity which is engaged in any business or activity then conducted or engaged in by Company. The two-year period referred to in the preceding sentence shall be reduced by two months for each full year that elapses after the commencement date of this Agreement. Notwithstanding the foregoing, however, Employee may at any time own in the aggregate as a passive (but not active) investment not more than 5% of the stock or other equity interest of any publicly-traded entity which engages in a business competitive with Company.

5.03    Reasonableness.  Employee  agrees  that each of the  provisions  of this
        Section 5 is reasonable and necessary for the protection of Company; that each such provision is and is intended to be divisible; that if any such provision (including any sentence, clause or part) shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts; and that any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction. Employee further recognizes and agrees that any violation of any of his agreements in this Section 5 would cause such damage or injury to Company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason,


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        among  others,  Company  shall be  entitled,  as a matter of course,  to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which Company may possess.

5.04 Survival. The provisions of this Section 5 shall survive the expiration or termination of this Agreement for any reason.

                                   Article VI

                                  Miscellaneous

6.01 Notices. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to Company and to Employee at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the third day after the date of mailing if mailed.

6.02 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Employee under this Agreement may not be assigned or delegated.

6.03 Governing Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. In addition to the provisions of 5.03 above, the invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.

6.04 Entire Agreement; Modification; Waiver; Interpretation. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.


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6.05    Indemnification.  Employee  shall  indemnify  and hold  Company free and harmless from and against and shall reimburse it for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of his representations, warranties and agreements in this Agreement. Company shall indemnify and hold Employee free and harmless from and against and shall reimburse him for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of its representations, warranties and agreements in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                          INTELLI-CHECK, INC.



                                          By
                                            ------------------------------------


                                            ------------------------------------
                                            Frank Mandelbaum


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